AXA Equitable Life Insurance Company MONY Life Insurance Company of America

SECTION C – OWNER QUESTIONNAIRE FORMING PART OF THE APPLICATION FOR LIFE INSURANCE – Complete if other than Proposed Insured

Name of Proposed Insured ______________________ Date of Birth ____________ (mm/dd/yyyy)

COMPLETE FOR ALL OWNER TYPES

For Joint Owners provide name, residential address, Social Security #, date of birth, driver's license #, state of issue and expiration date, occupation and employer's name in Remarks Section on the Application.

1. Owner Type ☐ Individually Owned ☐ Partnership ☐ Corporation ☐ Trust ☐ LLC ☐ Sole Proprietorship
2. Owner's name ______________________
3. Relationship to Proposed Insured ______________________
4. ☐ SSN ☐ EIN ☐ ITIN ____________ 5. Email address ____________
6. Address ______________________

City ____________ State ________ Zip Code ________ Phone Number ____________

If P.O. Box, put residential address in Remarks Section.

Complete if Owner Type is Partnership, Corporation, Trust, LLC, Sole Proprietorship

7. Person(s) authorized to act on behalf of Owner Name ____________ Title ________

Name ____________ Title ________

COMPLETE IF INDIVIDUALLY OWNED

8. Do you have a driver's license? ☐ Yes ☐ No If "Yes," provide license #, state and expiration date

Number ____________ State ________ Expiration Date ____________ (mm/dd/yyyy)

If no driver's license, do you have a government issued ID? ☐ Yes ☐ No

If "Yes," to government issued ID, type of ID ____________ Government ID # ____________

9. Date of birth ____________ (mm/dd/yyyy) 10. Currently employed? ☐ Yes ☐ No ☐ Retired *(If "Yes," complete question 11)*
11. Occupation ____________ Employer name ____________
12. Income

Gross Earned Annual Income (salary, commissions, bonuses)	Gross Unearned Annual Income (dividends, pensions, interest, real estate income, etc.)	Gross Annual Income (Household)	Total Net Worth (Household)
$	$	$	$

13. Are you a member of the armed forces, including the reserves? ☐ Yes ☐ No

(reserves includes active duty or full-time training of 31 days or more per year)

(If "Yes," you must also submit a completed and signed Life Insurance/Annuity Disclosure to Active Duty Members of the Armed Forces.)

14. Are you a U.S. citizen? ☐ Yes ☐ No (If "No," please complete "a" and "b" or "c," where applicable.)

a. Country of Citizenship ____________ Date of Entry into the U.S. ____________ (mm/dd/yyyy)

b. Residents with legal permanent status (Resident) in U.S. only

Green Card/Visa Type ____________ Expiration Date ____________ (mm/dd/yyyy)

c. Residents residing in the U.S. temporarily (Non-Resident) with valid Visa only

Visa # ____________ Visa Type ____________ Expiration Date ____________ (mm/dd/yyyy)

Form I-94 Expiration Date ____________ (mm/ddd/yyyy) Passport # ____________

Complete Question 15 for all non-resident (foreign) Owners. If the Owner is not a U.S. Person (U.S. Citizen or U.S. Corporation, Partnership or Trust established or organized under the laws of a state of the United States), then he, she or it may have to provide additional documentation, including IRS form W-8 BEN. Any foreign Owner (Individual, Trust, Corporation, Partnership, Other Entity) must have a US bank account.

15. U.S. bank name ____________ Account # ____________

OTHER INSURANCE

16. Including any policies and riders with AXA Equitable, its affiliates and any other life insurance company:

a. Do you have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No

b. Will the coverage applied for replace, change, or affect any existing policy(ies) or contract(s)? ☐ Yes ☐ No

Complete as appropriate if any of questions 16a and b is "Yes"

Name of Company	Total Amount (Face Plus Riders)	Year Issued	Policy/ Contract #	P-Personal G-Group B-Business A-Annuity	To Be Replaced Changed or Affected	1035 Exchange
				☐P ☐B ☐G ☐A	☐Yes ☐No	☐Yes ☐No
				☐P ☐B ☐G ☐A	☐Yes ☐No	☐Yes ☐No

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COMPLETE IF TRUST OWNED

17a. Situs of Trust: The Trust is subject to the laws of the state of ____________ b. Date of Trust ____________ (mm/dd/yyyy)

18. Name(s) of Grantor(s) ____________

19. Name(s) and title(s) of current Trustee(s) ____________

20a. How long has the Trustee known the Proposed Insured? ____________

b. What is the nature of the relationship between the Proposed Insured and the Trustee? ____________

c. Is the Trust? ☐ Revocable ☐ Irrevocable (Check appropriate box)

d. Can interests in the Trust be sold without changing the terms of the Trust? ☐ Yes ☐ No

21. Did the Proposed Insured and/or the Owner retain an attorney to prepare the Trust documents? ☐ Yes ☐ No
If "Yes," provide name and address of attorney. If "No," provide the name and address of the person or entity that did prepare the Trust documents.
Please provide the relationship of the preparer of the Trust to the Proposed Insured

Name ____________ Relationship to the Proposed Insured ____________

Address ____________

22. Name(s) of current Beneficiary(ies) of the Trust ____________

23. What is the nature of the relationship between the Grantor(s) and Beneficiary(ies)? ____________

24. Is there a Trust Protector? ☐ Yes ☐ No (If "Yes," answer 25a and 25b.)
A Trust Protector is a third party appointed by the Grantor to provide direction and guidance to the Trustee.

25a. How long has the Trustee known the Trust Protector? ____________

b. What is the nature of the relationship between the Proposed Insured and the Trust Protector? ____________

PURPOSE OF INSURANCE

26. Complete For Personal Insurance
☐ Income Replacement ☐ Mortgage/Debt Repayment ☐ Estate Planning ☐ Charitable/Gifting ☐ Other ____________

27. Complete for Business Insurance
☐ Key Person ☐ Buy-Sell ☐ Deferred Comp ☐ Other (please explain) ____________

☐ Loan indemnification/Amount of loan $ ____________ Duration ____________

Interest charged on loan ____________ Collateral pledged to secure loan ____________

a. Type: ☐ Sole Proprietorship ☐ Partnership ☐ Corporation ☐ Limited Liability Corporation

b. Name of Business ____________ Nature of Business ____________

c. How long has the business been in operation? ________ Years d. Fair market value of the business $ ____________

e. % of business owned by Proposed Owner, if other than the Proposed Insured ________ %

f. Are all members of the business being similarly insured? ☐ Yes ☐ No
If "Yes," provide details of business coverage issued or applied for on other members (use separate sheet if necessary)

Name and Title	% of Business Owned	Amount In Force or Applied For

g. Has the business filed for bankruptcy and/or reorganization in the past 5 years? ☐ Yes ☐ No

If "Yes," explain ____________

h. Business/Corporation finances: (Complete chart below for the past 2 years)

Year	Assets	Liabilities	Gross Sales	Net Profit
	$	$	$	$
	$	$	$	$

For employer owned life insurance there are notice and consent requirements, established in the Tax Code, that must be met before issuance of the contract, as well as tax limitations on those who can be insured. When purchasing insurance on employees or directors, you should consult your tax advisor to avoid adverse tax consequences.

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SOURCE OF FUNDS

“Parties” refers to the following: the Proposed Insured, the Owner or Beneficiary, the Beneficiary of any Trust owning the policy, and/or the Owner of any legal entity owning the policy.

28. Do you intend to finance any of the premium required to pay for this policy through a financing or loan agreement?

Yes No

If “Yes,” with whom are you financing

29. Indicate the source of funds used to purchase this insurance.

Income

Investments/Savings

Loans

Gifts / Inheritance

Settled Contracts-give details

Other (specify)

30. Have any of the Parties been offered or promised any incentive (financial or otherwise) as an inducement to apply for or purchase the proposed policy, such as (but not limited to), zero cost or no cost life insurance or cash payments?

31. Has any compensation or other inducement (including cash, offers or discussions of free insurance, any forgiveness or potential forgiveness of any debt, or other benefits) been discussed or offered directly or indirectly to any of the following in connection with the application for the purchase of this policy: the Proposed Insured, the Owner or Beneficiary, the Beneficiary of any Trust owning the policy, and/or the owner of any legal entity owning the policy, or is there any expectation of receiving any such compensation or inducement?

If “Yes,” please state the compensation or inducement that will be received or could be received and by whom.

Yes

No

Yes

No